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                                                                   EXHIBIT 21.1


                 SUBSIDIARIES OF PEPTIDE THERAPEUTICS GROUP PLC


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Name of Subsidiary                                       Jurisdiction of Formation
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

Peptide Therapeutics Limited                             England and Wales

Peptide Mimetics Limited                                 England and Wales

Peptide Therapeutics Employees' Trustees Limited         Jersey, Channel Islands

Cambium Limited                                          England and Wales

Peach Acquisition Corp.                                  State of Delaware, United States

Orange Acquisition Corp.                                 State of Delaware, United States


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